Exhibit 4.37

Supplementary Agreement to Security Deposit Pledge Guarantee Agreement

Agreement No.: 20201886

Date: July 8, 2020

This Supplementary Agreement shall be made and entered into on July 8, 2020 in Xuhui District, Shanghai by and between:

Party A: ZhongAn Online P&C Insurance Co., Ltd. (hereinafter referred to as “Party A” or “ZhongAn Insurance”)

Registered Address: 4-5/F, Associate Mission Building, 169 Yuanmingyuan Road, Huangpu District, Shanghai

Legal Representative: OU Yaping

Party B: Shenzhen Tangren Financing Guarantee Co., Ltd. (hereinafter referred to as “Party B” or “Tangren Guarantee”)

Registered Address: Room 1803, Building No.3, Tower 2, Dachong Business Center, Shennan Road, Yuehai Subdistrict, Nanshan District, Shenzhen

Legal Representative: SONG Hui

WHEREAS: Party A and Party B have entered into the Security Deposit Pledge Guarantee Agreement No. 20195237 dated December 23, 2019 (hereinafter referred to as the “Original Agreement”), and the Parties hereby agree to supplement and adjust the Original Agreement as follows pursuant to the applicable laws and regulations of the PRC on the principles of willingness, equality, mutual benefits and good faith upon amicable negotiation:

Article 1                                               Unless specially agreed herein, the terms used herein shall have the meaning ascribed to them in the Original Agreement.

Article 2                                               The Parties agree to amend the collection and refund of the security deposit under Item (1), Paragraph 3, Article 1 from:

Collection of Security Deposit. Party B will pay the security deposit to Party A according to the schedule below upon execution of this Agreement:

Due Date	Payment Amount
December 11, 2019	RMB	70,000,000.00
December 20, 2019	RMB	150,000,000.00
January 20, 2020	RMB	150,000,000.00
February 20, 2020	RMB	120,000,000.00
March 20, 2020	RMB	120,000,000.00
April 20, 2020	RMB	120,000,000.00
May 20, 2020	RMB	120,000,000.00
June 20, 2020	RMB	50,000,000.00
Total	RMB	900,000,000.00

The above security deposit will be paid to the security deposit account designated by Party A below:

Account Holder: ZhongAn Online P&C Insurance Co., Ltd.

Bank: [          ]

Account No.: [          ]

to:

Collection of Security Deposit. Party B will pay the security deposit to Party A according to the schedule below upon execution of this Agreement:

Due Date	Payment Amount
December 11, 2019	RMB	70,000,000.00
December 20, 2019	RMB	150,000,000.00
January 20, 2020	RMB	150,000,000.00
February 21, 2020	RMB	120,000,000.00
March 20, 2020	RMB	120,000,000.00
April 20, 2020	RMB	120,000,000.00
May 9, 2020	RMB	120,000,000.00
May 28, 2020	RMB	120,000,000.00
Total	RMB	970,000,000.00

The above security deposit will be paid to the security deposit account designated by Party A below:

Account Holder: ZhongAn Online P&C Insurance Co., Ltd.

Bank: [          ]

Account No.: [          ]

Article 3                                               This Agreement shall be adjustment and supplement to the Original Agreement. In case of inconsistency, this Agreement shall prevail. Any matter not covered herein shall be subject to the relevant provisions of the Original Agreement.

Article 4                                               This Agreement shall take effect as of May 28, 2020 and shall be made in duplicate with each Party holding one copy of the same legal effect.

(REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.)

Party A: ZhongAn Online P&C Insurance Co., Ltd. (Common Seal)

/s/ Seal of ZhongAn Online P&C Insurance Co., Ltd.

Party B: Shenzhen Tangren Financing Guarantee Co., Ltd. (Common Seal)

/s/ Seal of Shenzhen Tangren Financing Guarantee Co., Ltd.